JOSHUA TREE CONSTRUCTION, INC.

                      A Nevada Corporation







                         Exhibit 10 (b)

  Management and Stock Purchase Agreement between Joshua Tree,
           Inc. and Boyd Bulloch, dated July 29, 2000
             MANAGEMENT AND STOCK PURCHASE AGREEMENT
                         (BOARD MEMBER)

      THIS  AGREEMENT, dated July 29, 2000 by and between  JOSHUA
TREE  INC.,  a  NEVADA  corporation  ("JOSHUA  TREE"),  and  BOYD
BULLOCH, an individual ("BULLOCH").

     PREAMBLE


      The Board of Directors of the Company recognizes BULLOCH's potential contribution to the growth and success of the Company and desires to assure the Company of BULLOCH's services in a management and/or advisory capacity as a Board Member and to compensate him therefor. BULLOCH is willing to serve in such a role with the Company and to commit himself to serve the Company on the terms herein provided. In connection with this service, the Company proposes to grant Bulloch Restricted Stock on the terms herein provided, including particularly BULLOCH's undertaking to assist the Company. BULLOCH's duties will include, among other functions, advising the Company as to bidding on projects, securing such work and managing sub-contractors as well as networking with local developers as necessary.

                          WITNESSETH:

      Whereas: JOSHUA TREE is engaged in the business of general contracting, construction, finishing work and remodeling; and

      Whereas: BULLOCH has been engaged in similar businesses and is willing and able to assist JOSHUA TREE along the general terms and conditions herein set forth; and

      Whereas: the parties believe that BULLOCH can substantially assist JOSHUA TREE for mutual benefit;

     Now, therefore, for the mutual promises contained herein and for other good and valuable consideration it is agreed as follows:

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

     1.   Definitions


                "Board" shall mean the Board of Directors of the Company, together with an executive committee thereof (if any), as same shall be constituted from time to time.

                "Cause"  for termination shall mean (i) BULLOCH's
final conviction of a felony involving a crime of moral turpitude, (ii) acts of BULLOCH which, in the judgment of the Board, constitute willful fraud on the part of BULLOCH in connection with his duties under this Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an BULLOCH of the Company, or willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Agreement, or
(iii) gross misconduct, including but not limited to the willful failure of BULLOCH either to (a) continue to obey lawful written instruction of the Board after thirty (30) days notice in writing of BULLOCH's failure to do so and the Board's intention to terminate BULLOCH if such failure is not corrected, or
(b) correct any conduct of BULLOCH which constitutes a material breach of this Agreement after thirty (30) days notice in writing of BULLOCH's failure to do so and the Board's intention to terminate BULLOCH if such failure is not corrected.

               "Chairman" shall mean the individual designated by the Board from time to time as its chairman.

                "Change of Control" shall mean the occurrence of one or more of the following three events:

                      (1)   After  the  effective  date  of  this
          Agreement, any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 33% or more of the total number of votes that may be cast for the election of directors of the Company;

                      (2)   Within  two  years  after  a  merger,
          consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director, or any combination of the foregoing, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board; or

                    (3) Within two years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board.

                "BULLOCH"  shall mean Boyd Bulloch  and,  if  the
context  requires,  his  heirs,  personal  representatives,   and
permitted successors and assigns.

                 "Person" shall mean any natural person, incorporated entity, limited or general partnership, business trust, association, agency (governmental or private), division, political sovereign, or subdivision or instrumentality, including those groups identified as "persons" in '' 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

               "Restricted Stock" shall mean the Company's Common
Stock, $.001 par value.

                "Reorganization" shall mean any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any Person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

                "Territory"  shall mean any state of  the  United
States and any equivalent section or area of any country in which the Company has revenue-producing customers or activities.

                "Company" shall mean Joshua Tree, Inc., a Nevada corporation, together with such subsidiaries of the Company as may from time to time exist.

     2.   Position, Responsibilities, and Term of Employment.

          2.01 Position. BULLOCH shall serve as Board Member and Advisor to the Company. In this capacity BULLOCH shall, subject to the bylaws of the Company, and to the direction of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to such position in accordance with the standards of the industry. The Board shall either vote, or recommend to the shareholders of the Company, as appropriate, that during the term of tenure pursuant to this
Agreement: (i) BULLOCH be nominated for election as a director at each meeting of shareholders held for the election of directors; (ii) BULLOCH be elected to and continued on the Board of each subsidiary of the Company, (iv) if the Board of the Company or any of its subsidiaries shall appoint an executive committee (or similar committee authorized to exercise the general powers of the Board), BULLOCH be elected to and continued on such committee.

          2.02 Licensing. BULLOCH agrees to allow the Company to operate with the benefit of general contracting or contractors licenses duly issued by the state of Nevada, County of Clark and/or City of Las Vegas retained by BULLOCH or entity(s) controlled by BULLOCH for a period of six (6) months from the date of execution of this Agreement or until such time as the Company or its officers or directors have themselves secured such licenses whichever occurs first.

           2.03 Best Efforts Covenant. BULLOCH will, to the best of his ability, devote as necessary, his professional and business time and best efforts to the performance of his duties for the Company and its subsidiaries and affiliates.

           2.04 Confidential Information. BULLOCH recognizes and acknowledges that the Company's trade secrets and proprietary information and know-how, as they may exist from time to time ("Confidential Information"), are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of BULLOCH's duties hereunder. BULLOCH will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, information or know-how to any Person for any reason or purpose whatsoever, nor shall BULLOCH make use of any such property for his own purposes or for the benefit of any Person (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that BULLOCH was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). BULLOCH shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the
BULLOCH shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. BULLOCH agrees to hold as the Company's property all memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company at any time, to deliver the same to the Company. BULLOCH agrees that he will not use or disclose to other BULLOCHs of the Company, during the term of this Agreement, confidential information belonging to his former employers.

           BULLOCH shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. BULLOCH shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.

           2.05 Nonsolicitation. Except with the prior written consent of the Board, BULLOCH shall not solicit customers, clients, or employees of the Company or any of its affiliates for a period of twelve (12) months from the date of the expiration of this Agreement. Without limiting the generality of the foregoing, BULLOCH will not willfully canvas, solicit nor accept any such business in competition with the business of the Company from any customers of the Company with whom BULLOCH had contact during, or of which BULLOCH had knowledge solely as a result of, his performance of services for the Company pursuant to this Agreement. BULLOCH will not directly or indirectly request, induce or advise any customers of the Company with whom BULLOCH had contact during the term of this Agreement to withdraw, curtail or cancel their business with the Company. BULLOCH will not induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.

           2.06 Records, Files. All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by BULLOCH during the term of his employment under this Agreement shall be and shall remain the sole property of the Company.

           2.07 Equitable Relief. BULLOCH acknowledges that his services to the Company are of a unique character which give them a special value to the Company. BULLOCH further recognizes that violations by BULLOCH of any one or more of the provisions of this Section 2 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. BULLOCH agrees that, therefore, in addition to any other remedy which the Company may have at law and equity, including the right to withhold any payment of compensation under Section 4 of this Agreement, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by BULLOCH of the provisions of this Agreement.

     3.   Compensation.

          3.01 Override. The Company shall pay to BULLOCH for the services to be rendered hereunder a two and one-half (2 1/2) percent override on gross revenue generated from each project undertaken by the Company ("the Override) which shall be payable upon receipt by the Company, of EACH payment for each project.

           3.02  Stock Issuance. The Company shall issue  BULLOCH
100,000 shares of restricted stock (pursuant to Rule 144).

     4.   Miscellaneous.

           4.01 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company in a reorganization, merger or consolidation and any assignee of all or substantially all of the Company's business and properties, but, except as to any such successor of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or BULLOCH.

          4.02 Initial Term and Extensions. Except as otherwise provided, the term of this Agreement shall be two (2) years commencing with the effective date hereof.

          4.03 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada.

           4.04 Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

           4.05 Notice. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

           4.06 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

           4.07  Binding  Effect.  Subject to the  provisions  of
Section 4 hereof, this Agreement shall be binding on the successors and assigns of the parties hereto.

           4.08 Survival of Rights and Obligations. All rights and obligations of BULLOCH or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein.

                                   The Company


                                   By__________________________



                                     __________________________
                                     /s/BOYD BULLOCH